EXHIBIT 32

Certification of Periodic Report
Pursuant to 18 U.S.C. Section 1350
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                Pursuant to, and for purposes only of, 18 U.S.C. § 1350, the undersigned hereby certify that (i) the Annual Report of Shore Bancshares, Inc. on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Shore Bancshares, Inc.

Date:	March 20, 2014	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr.
President and Chief Executive Officer
(Principal Executive Officer)

Date:	March 20, 2014	/s/ George S. Rapp
George S. Rapp
Vice President and Chief Financial Officer
(Principal Accounting Officer)